Exhibit 21.1

Subsidiaries of Taylor Morrison Home Corporation

Legal Entity	Jurisdiction of Organization
Avatar Homes of Arizona, Inc.	Arizona
AVH Carolinas, LLC	Arizona
AVH DFW, LLC	Arizona
AVH EM, LLC	Arizona
AV Homes of Arizona, LLC	Arizona
AV Homes of Raleigh, LLC	Arizona
ATPD, LLC	Arizona
JCH Construction, LLC	Arizona
Polygon Mortgage, LLC	Arizona
Rio Rico Properties Inc.	Arizona
Taylor Morrison Holdings of Arizona, Inc.	Arizona
Taylor Morrison/Arizona, Inc.	Arizona
TM Homes of Arizona, Inc.	Arizona
TM BTR at McDowell, LLC	Arizona
TM BTR of Phoenix, LLC	Arizona
William Lyon Southwest, Inc.	Arizona
California Equity Funding, Inc.	California
Duxford Financial, Inc.	California
HSP Inc.	California
Inspired California Escrow Services, Inc.	California
Lyon East Garrison Company I, LLC	California
Nobar Water Company	California
PH Ventures-San Jose	California
PH-Rielly Ventures	California
Presley CMR, Inc.	California
Presley Homes	California
Silver Creek Preserve	California
Sycamore CC, Inc.	California
William Lyon Homes, Inc.	California
Taylor Morrison Home Funding, Inc.	California
Taylor Morrison of California, LLC	California
WLH Enterprises	California
TMM Debt Holdings, Ltd.	Cayman Islands
Taylor Morrison of Colorado, Inc.	Colorado
TM BTR of Colorado, LLC	Colorado

Avatar Retirement Communities, Inc.	Delaware
AV Homes, Inc	Delaware
Aylesbury (USA), LLC	Delaware
Cave Buttes Development Partners, LLC	Delaware
Cerro Plata Associates, LLC	Delaware
Charleston 215, LLC	Delaware
ClosingMark Financial Group, LLC	Delaware
ClosingMark Financial Services, LLC	Delaware
ClosingMark Holdings, LLC	Delaware
ClosingMark Settlement Services, LLC	Delaware
Crossroads Bellevue Owner, LLC	Delaware
Esplanade Resort Experiences, LLC	Delaware
GBTM Sendera, LLC	Delaware
JCH Group, LLC	Delaware
LT - MR23, LLC	Delaware
LT - NoSo, LLC	Delaware

RSI Communities - California LLC	Delaware
RSI Jurupa Valley, LLC	Delaware
South Cooper Mountain Owner, LLC	Delaware
Taylor Morrison BTR, Inc.	Delaware
Taylor Morrison Communities, Inc.	Delaware
Taylor Morrison Finance, Inc.	Delaware
Taylor Morrison Holdings, Inc.	Delaware
TAYLOR MORRISON HOME II CORPORATION	Delaware
TAYLOR MORRISON HOME III CORPORATION	Delaware
Taylor Morrison Northwest, LLC (f/k/a Polygon WLH LLC)	Delaware
Taylor Morrison Pacific Point Holdings, LLC	Delaware
Taylor Morrison Services Inc.	Delaware
Taylor Morrison, Inc.	Delaware
Taylor Morrison Marblehead Holdings, LLC	Delaware
Taylor Morrison Tramonto Holdings, LLC	Delaware
Taylor Morrison Insurance Services, Inc.	Delaware
TM BTR Venture, LLC	Delaware
TM California Services, Inc.	Delaware
TM Highland Lakes Member, LLC	Delaware
TM Oakwood Trails Member, LLC	Delaware
TM Uptown Member, LLC	Delaware
TM Westview Member, LLC	Delaware
TMPG Highland Lakes, LLC	Delaware
TMPG Oakwood Trails, LLC	Delaware

TMTB Uptown, LLC	Delaware
TMVP BTR Venture LLC	Delaware
LT Westview, LLC	Delaware
TPHTM 529, LLC	Delaware
TPMTM 1464, LLC	Delaware
Tramonto Development Partners, LLC	Delaware
Tramonto Land Holdings, LLC	Delaware
Upland Sultana Owner, LLC	Delaware
Whittier 1 Inv, LLC	Delaware
WILLIAM LYON HOMES	Delaware

WLH Communities - Alderwood LLC	Delaware
WLH Communities - Texas, LLC	Delaware
WLH Communities LLC	Delaware
WLH Onion Creek, LLC	Delaware
WLH Prado LLC	Delaware
WLH Stillwater LLC	Delaware
WLH Stonewall LLC	Delaware
WLH Trails at Leander LLC	Delaware
Avatar Properties Inc.	Florida
AV Homes Legacy Developers, Inc.	Florida
AVH North Florida, LLC	Florida
Inspired Title Services, LLC	Florida
Mortgage Funding Direct Ventures, LLC	Florida
Royal Oak Homes, LLC	Florida
Solivita at Poinciana Golf Club, Inc.	Florida
Solivita at Poinciana, Inc.	Florida
Solivita at Poinciana Recreation, Inc.	Florida
Taylor Morrison Esplanade Naples, LLC	Florida
Taylor Morrison of Florida, Inc.	Florida
Taylor Morrison Realty of Florida, Inc.	Florida
Taylor Woodrow Communities at Artisan Lakes, L.L.C.	Florida
Taylor Woodrow Communities at Herons Glen, L.L.C.	Florida
Taylor Woodrow Communities at Mirasol, Ltd.	Florida
Taylor Woodrow Communities at Portico, L.L.C.	Florida
Taylor Woodrow Communities at St. Johns Forest, L.L.C.	Florida
Taylor Woodrow Homes - Central Florida Division, L.L.C.	Florida
Taylor Woodrow Homes - Southwest Florida Division, L.L.C.	Florida
TM BTR of Florida, LLC	Florida
TM Langley Member, LLC	Florida
TM Oyster Harbor, LLC	Florida
TW Acquisitions, Inc.	Florida
Vitalia at Tradition, LLC	Florida
TWC/Mirasol, Inc.	Florida
Taylor Morrison of Georgia, LLC	Georgia
Taylor Morrison Realty of Georgia, Inc.	Georgia
Taylor Morrison of Illinois, Inc.	Illinois
MOUNTAIN FALLS GOLF COURSE, LLC	Nevada
Mountain Falls, LLC	Nevada
Taylor Morrison of Nevada, LLC	Nevada
Bonterra Builders, LLC	North Carolina

Taylor Morrison of Carolinas, Inc.	North Carolina
TM BTR of Carolinas, LLC	North Carolina
CASCADIAN SOUTH L.L.C.	Oregon
Darling Frisco Partners, Ltd.	Texas
Darling Homes of Texas, LLC	Texas
DFP Texas (GP), LLC	Texas
Taylor Morrison at Crystal Falls, LLC	Texas
Taylor Morrison of Texas, Inc.	Texas
Taylor Woodrow Communities at Seven Meadows, Ltd.	Texas
Taylor Woodrow Communities — League City, Ltd.	Texas
Taylor Woodrow Homes Houston (GP), L.L.C.	Texas
TM 529 Member, LLC	Texas
TM Ridge GP, LLC	Texas
TM Ridge LP, LLC	Texas
TM Sendera, LLC	Texas
TMC Travisso GP, LLC	Texas
TMC Travisso LP, LLC	Texas
TMRY Ridge Limited Partnership	Texas
Travisso, Ltd.	Texas
TWC/Falconhead West, L.L.C.	Texas
TWC/Seven Meadows, L.L.C.	Texas
TWC/Steiner Ranch, L.L.C.	Texas
TM BTR at Dechman, LLC	Texas
TM BTR of Texas, LLC	Texas
TM 1464 Member, LLC	Texas
Beneva Indemnity Company	Vermont
460 Central, L.L.C.	Washington
Baseline Woods SFD I, L.L.C.	Washington
Baseline Woods SFD II, L.L.C.	Washington
Baseline Woods West, L.L.C.	Washington
Bethany Creek Falls, L.L.C.	Washington
Brownstone At Issaquah Highlands, L.L.C.	Washington
Bryant Heights, L.L.C.	Washington
Bull Mountain Ridge, L.L.C.	Washington
Calais At Villebois, L.L.C.	Washington
Cascadian King Company, L.L.C.	Washington
Cascara At Redmond Ridge, L.L.C.	Washington
Cedar Falls Way LLC	Washington
Cornelius Pass Townhomes, L.L.C.	Washington
Edgewater Tualatin, L.L.C.	Washington

Grande Pointe At Villebois, L.L.C.	Washington
High Point III, L.L.C.	Washington
Highcroft at Sammamish, L.L.C.	Washington
Issaquah Highlands Investment Fund, L.L.C.	Washington
Les Bois At Villebois, L.L.C.	Washington
Mill Creek Terrace, L.L.C.	Washington
Murray & Weir SFD, L.L.C.	Washington
Oak Tree Developer, LLC	Washington
Orenco Woods SFD, L.L.C.	Washington
Peasley Canyon Homes, L.L.C.	Washington
PNW Cascadian Company, L.L.C.	Washington
Polygon At Brenchley Estates, L.L.C.	Washington
Polygon Northwest Company, L.L.C.	Washington
Polygon At Sunset Ridge, L.L.C.	Washington
Polygon At Villebois II, L.L.C.	Washington
Polygon At Villebois III, L.L.C.	Washington
Polygon At Villebois IV, L.L.C.	Washington
Polygon At Villebois V, L.L.C.	Washington
Ridgeview Townhomes, L.L.C.	Washington
Riverfront MF, L.L.C.	Washington
Riverfront SF, L.L.C.	Washington
Silverlake Center, L.L.C.	Washington
Spanaway 230, L.L.C.	Washington
Sparrow Creek, L.L.C.	Washington
The Reserve At Maple Valley, L.L.C.	Washington
The Reserve At North Creek, L.L.C.	Washington
Twin Creeks At Cooper Mountain, L.L.C.	Washington
Viewridge At Issaquah Highlands, L.L.C.	Washington
W.R. Townhomes F, L.L.C.	Washington